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                                                                   EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 of our reports dated February 20, 1997, except for Note 14, for which the date is June 20, 1997, on our audits of the consolidated financial statements and the financial statement schedules of The Reliable Life Insurance Company and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."

                                          /s/ Coopers & Lybrand l.l.p.

St. Louis, Missouri
July 15, 1997